Exhibit 5.1

[LETTERHEAD OF GOODWIN PROCTER LLP]

June 3, 2022

EastGroup Properties, Inc.
400 W. Parkway Place, Suite 100
Ridgeland, Mississippi 39157

Re:          Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) filed on June 3, 2022 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by EastGroup Properties, Inc., a Maryland corporation (the “Company”) of up to 1,868,809 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to be sold by the selling securityholders listed in the Registration Statement under “Selling Securityholders” (the “Selling Securityholders”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.  For purposes of the opinion set forth below, we have assumed that before the Shares are issued the Company does not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its articles of amendment and restatement such that the number of unissued shares of Common Stock authorized under the Company’s articles of amendment and restatement is less than the number of Shares.

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ GOODWIN PROCTER LLP

GOODWIN PROCTER LLP